===========================================================================



                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.   20549

                         ------------------------

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) November 25, 1997
(November 7, 1997)                                        -----------------
------------------



                           KRANZCO REALTY TRUST
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--
            (Exact Name of Registrant as Specified in Charter)


         Maryland                 1-11478              23-2691327
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--
(State or Other Jurisdiction    (Commission           (IRS Employer
     of Incorporation)         File Number)        Identification No.)



   128 Fayette Street, Conshohocken, Pennsylvania      19428
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      (Address of Principal Executive Offices)      (Zip Code)


     Registrant's telephone number, including area code (610) 941-9292
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       (Former Name or Former Address, if Changed Since Last Report)



===========================================================================

Item 5.   Other Events.

          Kranzco Realty Trust, a Maryland real estate investment trust (the "Company"), has entered into an agreement with GP Development Corporation ("GPD"), pursuant to which the Company will acquire GPD's rights under five contracts to purchase three shopping centers and to purchase partnership interests in entities which own two shopping centers, all of which are located in the Atlanta metropolitan area (the "Georgia Properties"), comprising an aggregate of approximately 650,000 square feet of gross leasable area, which are known as The Village at Mableton, Park Plaza, Northpark, Holcomb Bridge Crossing and Tower Plaza. The Georgia Properties were approximately 98% leased as of November 1, 1997. The Company will acquire the aforesaid shopping centers and interests pursuant to contracts entered into with the following owners of the shopping centers: (i) Tower Plaza - Tower Plaza Associates, L.P., (ii) Park Plaza - West Stewarts Mill Associates, L.P., (iii) Northpark - NorthPark Associates, L.P. (Cobb), (iv) Holcomb Bridge Crossing - Holcomb Bridge Partners, L.P., and (v) The Village at Mableton - Mableton Village Associates, L.L.C.

     The Company will pay approximately $44 million for the Georgia Properties of which approximately $1.6 million is payable by the issuance of common shares of beneficial interest, par value $.01 per share, of the Company (approximately 85,000 common shares assuming such shares are issued at $18 13/16 per share, the closing price for such shares on the New York Stock Exchange on November 24, 1997); approximately $21.9 million is payable in cash (which is expected to be derived from the proceeds of a contemplated offering of equity securities); and approximately $20.5 million is payable by the assumption of three mortgage loans each of which is secured by one of the following properties: The Village at Mableton, Park Plaza and Holcomb Bridge Crossing. Park Plaza secures a mortgage loan in the unpaid principal amount of approximately $3,346,000 which bears interest at the rate of 8.25% per annum and is due September 10, 2001. The Village at Mableton secures a mortgage loan in the unpaid principal amount of approximately $10,582,000 which bears interest at the rate of 9.22% per annum, principal and interest payable monthly, with the unpaid principal balance of approximately $9,567,000 on August 1, 2006 due on such date. Holcomb Bridge Crossing secures a mortgage loan in the unpaid principal amount of approximately $6,507,000 which bears interest at a rate of 8.20% per annum, principal and interest payable monthly, with the unpaid principal balance of approximately $6,162,000 on November 1, 2000 due on such date.

          The consummation of the acquisition of the Georgia Properties, which is expected to take place in December 1997, is subject to the satisfaction of various closing conditions.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders and Trustees of
Kranzco Realty Trust:

We have audited the combined statement of revenue and certain expenses of Georgia Properties, described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a current report on Form 8-K of Kranzco Realty Trust, as described in Note 1, and is not intended to be a complete presentation of the Properties' revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of Georgia Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
November 10, 1997

                            GEORGIA PROPERTIES

       COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)

                   FOR THE YEAR ENDED DECEMBER 31, 1996



                                       September 30,       December 31
                                           1997               1996
                                           ----               ----
                                        (unaudited)

REVENUE
 Minimum rent (Note 2)                 $  3,577,512       $  4,667,835
 Tenant reimbursements                      476,155            691,798
                                       ------------       ------------
      Total revenue                       4,053,667          5,359,633
                                       ------------       ------------

CERTAIN EXPENSES
 Maintenance and other
  operating expenses                        271,755            358,680
 Utilities                                   97,197            122,713
 Real estate taxes                          315,097            393,905
                                       ------------       ------------

      Total certain expenses                684,049            875,298
                                       ------------       ------------

REVENUE IN EXCESS OF CERTAIN EXPENSES  $  3,369,618       $  4,484,335
                                       ============       ============




The accompanying notes are an integral part of these financial statements.

                            GEORGIA PROPERTIES

       NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                             DECEMBER 31, 1996


1.   BASIS OF PRESENTATION:

The combined statements of revenue and certain expenses reflect the operations of Georgia Properties (the "Properties") that are owned by a common control group which is managed by Parkway Partners LLC ("Parkway"), as described below:

                                                                Square
     Property                           Location                Footage
     --------                           --------                -------

The Village at Mableton           Atlanta, Georgia              231,594
North Park                        Macon, Georgia                180,555
Tower Plaza                       Carrollton, Georgia            87,990
Park Plaza                        Douglasville, Georgia          46,494
Holcomb Bridge Crossing           Atlanta, Georgia              105,420

The Properties are expected to be acquired by Kranzco Realty Trust ("Kranzco") from GP Development Corporation in December 1997. The Properties are approximately 98% leased as of December 31, 1996. The combined statements of revenue and certain expenses will be included in Kranzco's current report on Form 8-K as the above described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Properties are maintained on an accrual basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, management fees and other costs not directly related to the future operations of the Properties.

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

The combined statement of revenue and certain expenses for the nine months ended September 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the combined statement of revenue and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results for the full year.

2.   OPERATING LEASES:

Minimum rent includes straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1996, was $20,583 and $15,437 for the nine months ended September 30, 1997.

The following tenants account for greater than 10% minimum annual rent:

          Property            Tenant         Minimum Annual Rent
          --------            ------         -------------------
     North Park               Kmart               $474,349
     The Village at Mableton  Kmart                483,554

The Properties are leased to tenants under operating leases with expiration dates extending to the year 2013. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1996, are as follows:

                    1997           $4,340,674
                    1998            4,120,537
                    1999            3,696,853
                    2000            3,084,251
                    2001            2,809,766
                    Thereafter     22,138,637

Certain leases also include provisions requiring tenants to reimburse the Properties for management costs and other operating expenses up to stipulated amounts.

3.   SUBSEQUENT EVENTS:

In October 1997, there was a fire at the Village at Mableton that destroyed the Kmart and damaged three other stores. Kmart intends to rebuild the store within the next eight months and is continuing to pay its minimum rent obligations during this period. Parkway intends to rebuild the three other stores, aggregating 8,800 square feet and approximately $95,000 of annual minimum rent, within the next two months. The three other stores are not paying rent; however Parkway has insurance to cover the related lost revenue during the renovation.

In November 1997, Kranzco signed a letter of intent to acquire the Properties from GP Development Corporation. Under the terms of the Purchase Agreement, Kranzco will purchase the Properties through the assumption of approximately $20.5 million of debt, issuance of $1.6 million of Kranzco common shares and approximately $21.9 million of cash.


     (b)  Pro Forma Financial Information.

Kranzco Realty Trust Pro Forma Combined Condensed Financial Information (Unaudited)

     The accompanying financial statements present the unaudited pro forma combined condensed Balance Sheet of Kranzco Realty Trust after giving effect to the consummation of the UPI Acquisition and the Georgia Acquisition, as of September 30, 1997 and the unaudited pro forma combined condensed Statements of Operations of Kranzco Realty Trust for the nine months ended September 30, 1997 and for the year ended December 31, 1996.

     The unaudited pro forma combined condensed Balance Sheet as of September 30, 1997 is presented as if the consummation of the Georgia Acquisition had occurred on September 30, 1997. The unaudited pro forma combined condensed Statements of Operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 are presented as if the consummation of the UPI Acquisition and the Georgia Acquisition had occurred as of January 1, 1996 and carried forward through September 30, 1997.

     Preparation of the pro forma financial information was based on assumptions deemed appropriate by the management of Kranzco Realty Trust. The assumptions give effect to the consummation of the UPI Acquisition and the Georgia Acquisition in accordance with generally accepted accounting principles, the entity qualifying as a REIT, distributing all of its taxable income and, therefore, incurring no federal income tax expense during the periods presented. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.
The pro forma information should be read in conjunction with the historical financial statements of Kranzco Realty Trust incorporated by reference into this Form 8-K.

                           Kranzco Realty Trust
                Pro Forma Combined Condensed Balance Sheet
                         As of September 30, 1997
                                (Unaudited)


                              The Company        Georgia        The Company
                             (Historical)     Acquisition       (Pro Forma)
                              ----------       ----------       -----------
  Assets:                    (Dollar amounts in thousands)
Shopping centers,
 at cost, net                    $399,185          $43,860(B)
$443,045

Cash and marketable
 securities                         3,466               --            3,466
Restricted cash                       743               --              743
Rents and other
 receivables, net                   9,025               --            9,025
Prepaid expenses                    2,843               --            2,843
Deferred financing
 costs, net                         2,156               --            2,156
Other deferred costs, net           2,158               --            2,158
Other assets                        1,232               --            1,232
                                 --------          -------         --------

Total assets                     $420,808          $42,260
$464,668
                                 ========          =======
========


 Liabilities:
Mortgages and notes
 payable                         $250,424          $20,435(B)
$270,859
Tenant security deposits            1,263               --            1,263
Accounts payable and
 accrued expenses                   2,057               --            2,057
Other liabilities                   1,256               --            1,256
Distributions payable               5,743               --            5,743
                                 --------          -------         --------


Total liabilities                 260,743           20,435          281,178
                                 --------          -------         --------

Kranzco Series C
 Preferred Shares                   2,673               --            2,673

  Beneficiaries Equity:
Common shares and
 Preferred shares                     116               10(A)           126
Capital in excess of
 par value                        216,777           23,415(A)
240,192

Cumulative net income
 available for common shares       32,458               --           32,458
Cumulative distributions on
 common shares                    (91,772)              --         (91,772)
                                 --------          -------         --------
                                  157,579           23,425          181,004
Unearned compensation on
 restricted common shares            (187)              --            (187)
                                 --------          -------         --------
Total beneficiaries' equity       157,392           23,425          180,817
                                 --------          -------         --------
Total liabilities, Kranzco
 Series C Preferred Shares
 and beneficiaries' equity       $420,808          $43,860         $464,668
                                 ========          =======         ========


The accompanying notes and management's assumptions are an integral part of this statement.

Notes and Management's Assumptions to Pro Forma Combined Condensed Balance Sheet for Kranzco Realty Trust as of September 30, 1997


                                       (Dollar amounts in thousands)
(A) To reflect the net proceeds from an
      equity offering:

    Gross proceeds                       $ 22,734
    Cost of issuance                          909
                                         --------
    Net proceeds                          $21,825
                                         ========

(B) Adjustment to reflect acquisition of Georgia Properties:

Purchase Price                            $43,000

Plus:  Acquisition costs                      860
                                          -------
Total Purchase Price                      $43,860
                                          =======

Acquisition paid for by:

Assumption of debt                        $20,435

Issuance of Common Shares                   1,600

Cash                                       21,825
                                          -------
Total Debt                                $43,860
                                          =======

                                                       Kranzco Realty Trust
                                                   Pro Forma Combined Condensed
                                                    Statement of Operations for
                                             the Nine Months Ended September 30, 1997
                                                            (Unaudited)




                                  The           UPI                           Georgia
                                Company     Acquisition                    Acquisition    The Company
                             (Historical)  (1/1-2/27/97)        Total      (Pro Forma)    (Pro Forma)
                              ----------    -----------       ---------     ---------     -----------

                                                                               (A)
                                              (Dollar amounts in thousands
                                             except share and per share data)
REVENUE:
 Minimum rent                     $35,185         $1,194        $36,379         $3,578        $39,957
 Percentage rent                      831              4            835             --            835
 Expense reimbursements             8,253            152          8,405            476          8,881
 Other income                          94             --             94             --             94
 Interest income                      180             --            180             --            180
                                 --------        -------       --------        -------        -------

 Total revenue                     44,543          1,350         45,893          4,054         49,947
                                 --------        -------       --------        -------        -------

EXPENSES:
 Interest                          14,070            498         14,568          1,324(B)      15,892
 Depreciation and amortization      9,247            228          9,475            768(C)      10,243
 Real estate taxes                  4,891             83          4,974            315          5,289
 Operations and maintenance         6,062             96          6,158            369          6,527
 General and administrative         2,190             --          2,190             --          2,190
                                 --------        -------       --------        -------        -------

 Total expenses                    36,460            905         37,365          2,776         40,141
                                 --------        -------       --------        -------        -------

 Net income                         8,083            445          8,528          1,278          9,806

 DISTRIBUTIONS ON
 PREFERRED SHARES                   2,379            528          2,907          1,534(E)       4,441
                                 --------        -------       --------        -------        -------

 Net income (loss)
   attributable to
   common shareholders             $5,704           $(83)        $5,621         $(256)         $5,365
                                  =======        =======       ========        =======        =======

 NET INCOME PER COMMON SHARE        $0.55                         $0.54                         $0.51
                                  =======                      ========                       =======
 WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES OF
 BENEFICIAL INTEREST           10,337,000                    10,337,000                    10,422,000



The accompanying notes and management's assumptions are an integral part of this statement.

/TABLE

                                                       Kranzco Realty Trust
                                                   Pro Forma Combined Condensed
                                                    Statement of Operations for
                                                 the Year Ended December 31, 1996
                                                            (Unaudited)

                                         The             UPI                             Georgia
                                       Company       Acquisition                      Acquisition       The Company
                                    (Historical)     (Pro Forma)         Total        (Pro Forma)       (Pro Forma)
                                     ----------      -----------       ---------       ---------        -----------
                                    (Dollar amounts in thousands,
                                   except share and per share data)                        (A)
REVENUE:
 Minimum rent                            $41,665           $7,183        $48,848           $4,668           $53,516
 Percentage rent                           1,042              166          1,208               --             1,208
 Expense reimbursements                   11,732              760         12,492              692            13,184
 Other income                                117               75            192               --               192
 Interest income                             624               --            624               --               624
                                        --------          -------       --------          -------           -------

 Total revenue                            55,180            8,184         63,364            5,360            68,724
                                        --------          -------       --------          -------           -------

EXPENSES:
 Interest                                 17,069            2,579         19,648            1,765(B)         21,413
 Depreciation and amortization            11,194            2,110(D)      13,304            1,023(C)         14,327
 Provision to reduce property to
   net realizable value                       --              400            400               --               400
 Real estate taxes                         6,073              494          6,567              394             6,961
 Operations and maintenance                9,473              575         10,048              482            10,530
 General and administrative                2,836              476(D)       3,312               --             3,312
                                        --------          -------       --------          -------           -------

 Total expenses                           46,645            6,634         53,279            3,664            56,943
                                        --------          -------       --------          -------           -------

 Net income                                8,535            1,550         10,085            1,696            11,781

 DISTRIBUTIONS ON PREFERRED
 SHARES                                      695            3,171          3,866            2,046(E)          5,912
                                        --------          -------       --------          -------           -------

 Net income (loss) attributable to
  common shareholders                     $7,840         $(1,621)         $6,219           $(350)            $5,869
                                        ========          =======       ========          =======           =======

 NET INCOME PER COMMON SHARE               $0.76                           $0.60                              $0.56
                                        ========                        ========                            =======


 WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OF
  BENEFICIAL INTEREST                 10,333,000                      10,333,000                         10,418,000

The accompanying notes and management's assumptions are an integral part of this statement.

Footnotes to Pro Forma Combined Condensed Statements of Operations
(unaudited)

The extraordinary loss of $11,052 on refinancing recorded in the second quarter of 1996 and the loss of $63 on the sale of real estate recorded in the first quarter of 1996 by Kranzco have been excluded from the pro forma presentation of the Statement of Operations.

(A)  To record the operations of the Georgia Properties.

(B) To reflect interest expense of debt assumed and the additional borrowings as a result of the Georgia Acquisition:

                              September 30,           December 31,
                                  1997                    1996
                                  ----                    ----

 Debt assumed                    $20,435               $20,435

 Interest expense
  at various rates               $ 1,324               $ 1,765
                                 =======               =======


(C) To reflect depreciation expense over a 30 year life as a result of the Georgia Acquisition as follows:

                              September 30,           December 31,
                                  1997                    1996
                                  ----                    ----

 Depreciable basis
  of the Georgia Properties      $30,702               $30,702

 Depreciation expense            $   768               $ 1,023
                                 =======               =======

(D) The depreciation and amortization and general and administrative amounts include pro forma adjustments as a result of the UPI
     Acquisition.

(E)  To reflect distributions on equity offering as follows:

                              September 30,           December 31,
                                  1997                    1996
                              -------------           ------------
      Net proceeds from
      equity offering            $22,734                 $22,734

      Distribution rate            9%                      9%
                              -------------            -----------
      Distributions              $1,534                  $2,046
                              =============            ===========
(c)  Exhibits

2.1 Agreement dated October 30, 1997 between Kranzco Realty Trust and GP Development Corporation.
2.2 Agreement and Plan of Merger dated October 30, 1997 between Kranzco Realty Trust, GP Development Corporation, the shareholders of GP Development Corporation and KR Atlanta, Inc.
2.3 Mortgage Note for $6,700,000.00, dated as of October 5, 1990, from Holcomb Bridge Partners, L.P., a Georgia limited partnership ("Holcomb"), in favor of Allstate Life Insurance Company ("Allstate") (relating to Holcomb Bridge Crossing).
2.4 Modification of Mortgage Note, dated as of October 31, 1995, between Holcomb and Harris Trust and Savings Bank ("Harris Trust") (relating to Holcomb Bridge Crossing).
2.5 Deed to Secure Debt, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing ("Deed to Secure Debt") from Holcomb to Allstate, dated as of October 5, 1990 (relating to Holcomb Bridge Crossing).
2.6 Modification to Deed to Secure Debt between Holcomb and Harris Trust, dated as of October 31, 1995 (relating to Holcomb Bridge Crossing).
2.7 Real Estate Note for $3,725,000.00, dated as of August 6, 1987, from West Stewarts Mill Associates, Ltd., a Georgia limited partnership ("West Stewarts"), in favor of Confederation Life Insurance Company, a mutual insurance company incorporated in Canada ("Confederation"), first amendment thereto dated as of November 27, 1987, second amendment thereto dated as of November 1, 1993, third amendment thereto dated as of November 1, 1993 and fourth amendment thereto dated as of February 21, 1995 (relating to Park Plaza).
2.8 Deed to Secure Debt and Security Agreement between West Stewarts and Confederation, dated as of August 6, 1987, first amendment thereto dated as of November 27, 1987 and second amendment thereto dated as of November 1, 1993 (relating to Park Plaza).
2.9 Escrow Agreement, dated as of November 1, 1993, between Confederation and West Stewarts.
2.10 Promissory Note for $10,670,000.00, dated as of July 31, 1996, from Mableton Village Associates, L.L.C., a Georgia limited liability company ("Mableton Village"), in favor of Lehman Brothers Holdings, Inc. d/b/a Lehman Capital ("Lehman") (relating to The Village at Mableton).
2.11 Deed to Secure Debt and Security Agreement, dated as of July 31, 1996, between Mableton Village and Lehman (relating to The Village at Mableton).
23.1      Consent of Independent Public Accountants - Arthur Andersen LLP.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 1997

                                   KRANZCO REALTY TRUST


                                   By:/s/ Robert H. Dennis
                                   ---------------------------------
                                   Name:     Robert H. Dennis
                                   Title:    Vice President and
                                             Chief Financial Officer

                               EXHIBIT INDEX


2.1 Agreement dated October 30, 1997 between Kranzco Realty Trust and GP Development Corporation.

2.2 Agreement and Plan of Merger dated October 30, 1997 between Kranzco Realty Trust, GP Development Corporation, the shareholders of GP Development Corporation and KR Atlanta, Inc.

2.3 Mortgage Note for $6,700,000.00, dated as of October 5, 1990, from Holcomb Bridge Partners, L.P., a Georgia limited partnership ("Holcomb"), in favor of Allstate Life Insurance Company ("Allstate") (relating to Holcomb Bridge Crossing).

2.4 Modification of Mortgage Note, dated as of October 31, 1995, between Holcomb and Harris Trust and Savings Bank ("Harris Trust") (relating to Holcomb Bridge Crossing).

2.5 Deed to Secure Debt, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing ("Deed to Secure Debt") from Holcomb to Allstate, dated as of October 5, 1990 (relating to Holcomb Bridge Crossing).

2.6 Modification to Deed to Secure Debt between Holcomb and Harris Trust, dated as of October 31, 1995 (relating to Holcomb Bridge Crossing).

2.7 Real Estate Note for $3,725,000.00, dated as of August 6, 1987, from West Stewarts Mill Associates, Ltd., a Georgia limited partnership ("West Stewarts"), in favor of Confederation Life Insurance Company, a mutual insurance company incorporated in Canada ("Confederation"), first amendment thereto dated as of November 27, 1987, second amendment thereto dated as of November 1, 1993, third amendment thereto dated as of November 1, 1993 and fourth amendment thereto dated as of February 21, 1995 (relating to Park Plaza).

2.8 Deed to Secure Debt and Security Agreement between West Stewarts and Confederation, dated as of August 6, 1987, first amendment thereto dated as of November 27, 1987 and second amendment thereto dated as of November 1, 1993 (relating to Park Plaza).

2.9       Escrow Agreement, dated as of November 1, 1993, between
          Confederation and West Stewarts.

2.10 Promissory Note for $10,670,000.00, dated as of July 31, 1996, from Mableton Village Associates, L.L.C., a Georgia limited liability company ("Mableton Village"), in favor of Lehman Brothers Holdings, Inc. d/b/a Lehman Capital ("Lehman") (relating to The Village at Mableton).

2.11 Deed to Secure Debt and Security Agreement, dated as of July 31, 1996, between Mableton Village and Lehman (relating to The Village at Mableton).

23.1      Consent of Independent Public Accountants - Arthur Andersen LLP